EX-99.906CERT

CERTIFICATION

Peter C. Zeuli, Trustee, Chief Executive Officer and Chief Financial Officer of Philadelphia Investment Partners New Generation Fund  (the “Registrant”), does certify to the best of his knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2011 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Trustee, Chief Executive Officer and Chief Financial Officer

Philadelphia Investment Partners New Generation Fund

/s/ Peter C. Zeuli

Peter C. Zeuli

Date: December 12, 2011

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Philadelphia Investment Partners New Generation Fund and will be retained by Philadelphia Investment Partners New Generation Fund and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.